UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Tristar Acquisition I Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1587643
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2870 Peachtree Road, NW Suite 509, Atlanta, GA	30305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant to purchase one Class A Ordinary Share	New York Stock Exchange LLC
Class A Ordinary Shares, par value $0.0001 per share	New York Stock Exchange LLC
Redeemable Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255009

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of Tristar Acquisition I Corp. (the “Registrant”) are units, Class A Ordinary Shares, par value $0.0001 per share, and redeemable warrants to purchase Class A Ordinary shares of the Registrant. The description of the units, Class A Ordinary shares, and redeemable warrants set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-255009), originally filed with the Securities and Exchange Commission on April 2, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRISTAR ACQUISITION I CORP.

By:	/s/ William Mounger II
Name:	William Mounger II
Title:	Chief Executive Officer

Date: October 13, 2021